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                                                                    EXHIBIT 99.2


                                                            December 3, 1996



Dime Bancorp, Inc.,
   589 Fifth Avenue,
      New York, New York  10017.


         Re:  Agreement and Plan of Merger by
              and between Dime Bancorp, Inc. and
              BFS Bankorp, Inc.
              ----------------------------------

Ladies and Gentlemen:

          The undersigned understands that Dime Bancorp, Inc. ("Dime") is
                                                                ----
considering entering into an Agreement and Plan of Merger, to be dated as of the date hereof (the "Merger Agreement"), with BFS Bankorp, Inc. ("BFS") and
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providing for the merger of a wholly owned subsidiary of Dime with and into BFS
(the "Merger").  In consideration of the substantial expenses and other
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obligations Dime will incur in connection with the transactions contemplated by the Merger Agreement and in order to induce Dime to execute the Merger Agreement and to proceed to incur such expenses, the undersigned agrees and undertakes as follows:

          1. The undersigned represents and warrants that he is the beneficial and record owner of 55,188 shares of common stock, par value $.01 per share (the "Common Stock"), of BFS.
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          2.  The undersigned will vote or cause to be voted for approval of the
     Merger all shares of Common Stock that, on the record date therefor, are beneficially owned by the undersigned or with respect to which the undersigned has the power to vote.

          3. The undersigned agrees not to, directly or indirectly, sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option, commitment or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, any shares of Common Stock now or hereafter beneficially owned by the undersigned (including as part of a transaction involving the sale of BFS); provided, however, that nothing contained
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Dime Bancorp, Inc.                                                    Page 2

     herein shall prohibit the undersigned from pledging any of such shares pursuant to a standard margin contract or arrangement. In the case of any transfer by operation of law, this letter agreement shall be binding upon and inure to the transferee. Any transfer or other disposition in violation of the terms of this paragraph 3 shall be null and void.

          4. In his capacity as a stockholder of BFS, the undersigned shall cooperate with Dime and BFS in (a) preparing and filing documentation, (b) effecting applications, notices, petitions, filings and other documents and
     (c) obtaining permits, consents, orders, approvals and authorizations necessary to make effective the Merger and the other transactions contemplated by the Merger Agreement and, except as permitted by this letter agreement or the Merger Agreement, shall not wilfully take, or cause to be taken, any action that could significantly impair the prospects of completing the Merger in accordance with the Merger Agreement.

          5. This letter agreement shall terminate at the time of the termination of the Merger Agreement, except that any such termination shall be without prejudice to your rights arising out of any breach of any agreement or representation contained herein.
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Dime Bancorp, Inc.                                                    Page 3

          This letter agreement constitutes the complete understanding between the undersigned and Dime concerning the subject matter hereof. THIS LETTER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

                         Very truly yours,


                         JAMES A. RANDALL


                         /s/  James A. Randall
                         -------------------------

Accepted:

DIME BANCORP, INC.



By: /s/  James M. Large, Jr.
    ------------------------
    Name:  James M. Large, Jr.
    Title:  Chairman and Chief
            Executive Officer